Exhibit 99.1

Equal Energy Enters Definitive Agreement to be Acquired by Petroflow Energy

OKLAHOMA CITY, December 9, 2013 /CNW/ - Equal Energy Ltd. (“Equal” or the “Company”) (NYSE:EQU) (TSX:EQU) is pleased to announce that the Company has entered into a definitive agreement (“Arrangement Agreement”) with Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. (collectively defined as “Petroflow”) for the cash purchase of all of the issued and outstanding common shares of Equal at a price of US$5.43 per share, on a fully-diluted basis. The total transaction value, including net debt and transaction costs, is approximately US$230 million. The transaction received unanimous approval by Equal’s board of directors and will be completed by way of a plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”).

The US$5.43 per share offered represents a 56% premium to the US$3.49 closing price on March 22, 2013, the trading day prior to the Company’s announcement that it was pursuing a strategic alternatives process. The consideration is also a 23% premium to the US$4.43 closing price on November 18, 2013, the trading day prior to Equal’s announcement that the strategic alternatives process successfully resulted in exclusive negotiations for a proposed transaction.

Equal’s board of directors, with input from the Company’s advisors and management team, unanimously determined that the Arrangement with Petroflow is in the best interest of the Company’s shareholders. In light of this determination, the Board has resolved to recommend that its shareholders vote their shares in favor of the Arrangement. All members of management of the Company and its board of directors have indicated their intention to vote their shares in favor of the Arrangement.

The Arrangement must be approved by a vote of 66 2/3% of the votes cast by shareholders at a special meeting.

As per the Arrangement Agreement and subject to certain fiduciary exceptions, the Company has agreed that it will not solicit or initiate discussions with respect to any other business combination or sale of material assets. In the Arrangement Agreement, Equal also made customary representations, warranties and covenants to Petroflow.

Pursuant to the Arrangement Agreement, a termination fee of US$2 million will be payable by the Company in certain circumstances. These circumstances include if the Company terminates the Arrangement Agreement to enter into an agreement with a party other than Petroflow, in response to a superior proposal, or if the board of directors of the Company withdraws or modifies its recommendation in favor of the Arrangement with Petroflow. Alternatively, a termination fee of US$2 million will be payable to the Company if Petroflow is unable to complete the Arrangement.

Following the effective date of the Arrangement, Petroflow will make an offer to purchase Equal’s entire outstanding CAD $45 million of convertible debentures within 30 days. In accordance with the terms of the indenture, cash consideration equal to 101% of the face value, plus accrued and unpaid interest, will be offered to holders of the convertible debentures.

Global Hunter Securities acted as the primary financial advisor to Equal in connection with the strategic alternatives process. Scotia Waterous also provided certain advisory services to Equal. Stikeman Elliott LLP and Dorsey & Whitney LLP acted as Canadian and US legal counsel, respectively, to the Company.

GMP Securities LLC and Kinetic Advisors LLC acted as financial advisors to Petroflow. Kirkland & Ellis LLP and McMillan LLP acted as US and Canadian legal counsel, respectively, to Petroflow.

Additional information and where to find it:

A copy of the Arrangement Agreement will be filed on the SEDAR website (www.sedar.com).

Equal plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the proposed transaction, pursuant to which Petroflow will purchase for cash all of the issued and outstanding common shares of Equal. The proxy statement will contain important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Equal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Equal’s proxy statement for its 2013 Annual and Special Meeting of Shareholders, which was filed with the SEC on April 4, 2013. Investors and shareholders will be able to obtain free copies of the forthcoming proxy statement, past proxy statements and other documents filed with the SEC by Equal through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Equal by telephone at (405) 242-6000, by mail at: Equal Energy Ltd., 4801 Gailardia Pkwy, Suite 325, Oklahoma City, OK, Attn: Investor Relations or by going to Equal’s Investor Relations page on its corporate website at http://www.equalenergy.ca.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including statements relating to the voting of shares by management and the board of directors, the completion of the Arrangement, the offer for the convertible debentures and the payment of a break-fee. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For further information please contact:

Don Klapko

President and CEO

(403) 536-8373

or

Scott Smalling

Senior Vice President Finance and CFO

(405) 242-6020